UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 18, 2007

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation or organization)	File Number)	Identification No.)
Delaware	001-31898	03-0376558

(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132

Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 18, 2007, Pinnacle Airlines Corp. (“Pinnacle”) announced the purchase of Colgan Air, Inc. (“Colgan”). Colgan maintains its headquarters in Manassas, Virginia.
The purchase price was $20 million for all of the issued and outstanding capital stock of Colgan, paid $10 million in an immediate cash payment and $10 million by a one-year promissory note secured by the stock of Colgan. The former shareholders were members of the Colgan family and an affiliated entity. The complete Stock Purchase Agreement is attached hereto as Exhibit 10.50.
Colgan is a premier turbo-prop regional airline operating as Continental Connection, United Express and US Airways Express. Launched in 1991 as a family-owned and operated company, today Colgan offers 354 daily flights to 53 cities in 13 states. Colgan operates 39 Saab 340 and 11 Beech 1900 regional aircraft, and has hub operations in Boston, Houston, New York, Pittsburgh and Washington, D.C. Colgan employs approximately 1,100 people and transported nearly 1.5 million customers in 2006. In 2005 Colgan had revenues of approximately $137 million. Colgan projects that it will have revenues of approximately $190 million in 2006.
Pinnacle Airlines Corp. expects that the acquisition of Colgan will result in a slight increase to consolidated earnings per share for the year ended December 31, 2007, with a more significant positive impact in future years as both airlines benefit from the customer relationships and economies of scale that this acquisition brings.
With the acquisition of Colgan, Pinnacle will have two operating entities with independent management structures. Pinnacle’s existing wholly owned subsidiary, Pinnacle Airlines, Inc., will continue to operate its fleet of 127 CRJ-200 regional jet aircraft on behalf of Northwest Airlines. Pinnacle and Pinnacle Airlines, Inc. will remain headquartered in Memphis, TN. Colgan will maintain its operational headquarters in Manassas, VA, provided it continues to make operational and financial sense for the organization.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information contained in Item 1.01 is incorporated by reference herein.
Item 8.01 Other Events
On January 18, 2007, the Company issued a press release announcing the closing of the purchase of Colgan Air. A copy of that press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
The financial statements of Colgan required to be filed in connection with the transaction described in Item 1.01 above will be filed by amendment to this Form 8-K not later than 71 days following the date this Form 8-K was required to be filed.

(b) Pro forma financial information.
The pro forma financial information required to be filed in connection with the transaction described in Item 1.01 above will be filed by amendment to this Form 8-K not later than 71 days following the date this Form 8-K was required to be filed.
(c) Exhibits.

Exhibit
Number	Title of Document	Location

10.50	Stock Purchase Agreement, dated as of January 18, 2007, by and among Pinnacle Airlines Corp. and Colgan Air.	Attached

99.1	Press release issued by Pinnacle Airlines Corp. dated January 18, 2006	Attached

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

January 24, 2007